UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                                                     August 31, 2012

INTERSIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 31, 2012, the Board of Directors of Intersil Corporation (the “Company”) increased the size of the Company’s Board of Directors from nine to ten members and elected Donald Macleod as a Director to fill the vacancy.   Mr. Macleod was Chairman of the Board and Chief Executive Officer of National Semiconductor Corporation prior to its acquisition by Texas Instruments Corporation in September 2011.  He is also a member of the board of directors of Avago Technologies Limited.

The Company has determined that Mr. Macleod is an independent director under the NASDAQ Exchange listing standards and the Company's independence guidelines, as set forth in its Corporate Governance Guidelines.

Mr. Macleod will participate in the compensation and benefit program for independent directors as described on pages 3 and 4 of the Company’s Proxy Statement for its Annual Meeting of Shareholders held on May 2, 2012 (filed with the Securities and Exchange Commission on March 13, 2012).  Mr. Macleod and the Company also entered into the Company's standard indemnification agreement.

The Board has not yet appointed Mr. Macleod to any Board committee.

On September 4, 2012, the Company issued a press release regarding Mr. Macleod's appointment to the Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release of Intersil Corporation dated September 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	September 5, 2012	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary